Exhibit 99.1

Bonnie Ortega

VP – Corporate Communications

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES SALES AND DISTRIBUTION AGREEMENT WITH ACADEMY MEDICAL TO PROMOTE EXCELLAGEN CLINICAL ADOPTION BY U.S. GOVERNMENT MEDICAL PROVIDERS

SAN DIEGO, CA – January 3, 2013 – Cardium Therapeutics (NYSE MKT: CXM) today announced a distribution agreement with Academy Medical, LLC to market, sell and distribute Excellagen to U.S. government medical providers, including the Veterans Administration (VA) healthcare system and military hospitals. Excellagen is FDA-cleared, to support advanced wound care in a broad range of dermal wounds. Academy Medical’s initial focus will be to provide education and training on the use of Excellagen in the treatment of traumatic wounds, non-healing venous, pressure and diabetic ulcers, limb salvage, and post-Mohs skin cancer surgery and to support distribution within its growing customer base of over 35 VA and military hospitals within the U.S.

The VA operates the nation’s largest integrated healthcare system. With a healthcare budget of more than $50 billion, VA expects to have provided care to over 6.0 million patients during over 900,000 inpatient hospital admissions and nearly 80 million outpatient visits during 2012. VA’s healthcare network includes 152 major medical centers and more than 800 community-based outpatient clinics.

“As the U.S. healthcare market continues to expand due to the aging population and with the implementation of the Affordable Care Act, simpler-use and more cost-effective medical products like Excellagen have an opportunity to expand and grow within outcomes-oriented healthcare settings,” stated Christopher J. Reinhard, Chairman and CEO of Cardium. “Our agreement with Academy Medical expands Cardium’s tactical access and distribution capabilities for Excellagen as we advance forward with our planned U.S. strategic partnering activities. We are in discussions with potential strategic partners to establish representation, marketing and sales, or co-promotional arrangements along four U.S. vertical wound healing market channels: (1) podiatry, (2) wound care centers, hospitals, and long-term care facilities, (3) government medical service providers; and (4) dermatology.”

Consistent with Cardium’s long-term business strategy, the Company does not plan to establish an internal sales force for Excellagen. This commercialization strategy is similar to other companies in the advanced wound care space. For example, GraftJacket® products developed by Wright Medical are now being marketed and sold by Kinetic Concepts Inc.; TEI Biosciences’ products are being sold by Boston Scientific, Medtronic and Stryker; and Cook Medical’s Oasis® products are currently being marketed and sold by Healthpoint Biotherapeutics.

About Academy Medical, LLC

Academy Medical is a certified Veteran Owned Small Business specializing in the distribution of medical products to Department of Veterans Affairs and Department of Defense hospitals and community-based outpatient clinics. As the largest distributor of biologics on the Federal Supply Schedule, Academy Medical supports veterans, healthcare providers, and governmental purchasing officials with cutting edge products backed by the company’s professional expertise. Additional information is available at www.academymedical.net.

About Excellagen

Excellagen is a syringe-based, professional-use, pharmaceutically-formulated 2.6% fibrillar Type I bovine collagen gel that functions as an acellular biological modulator designed to accelerate the growth of granulation tissue and to activate the wound healing process. Excellagen is FDA-cleared for the treatment of neuropathic and diabetic foot ulcers, pressure ulcers, venous ulcers, surgical wounds, and other dermal wounds, and is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Excellagen’s unique high-molecular weight fibrillar Type I bovine collagen gel formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and its viscosity-optimized gel formulation is designed for application at only one-week intervals. Already-established standard CPT® procedure reimbursement codes may apply when Excellagen is used with surgical debridement procedures. Cardium is also advancing forward with the reimbursement process for Excellagen with Medicare & Medicaid Services (CMS) and private insurance providers.

There have been important, positive findings reported by physicians using Excellagen as part of our initial physician sampling, patient outreach and market “seeding” programs. As case studies are being conducted, a number of physicians have reported a rapid onset of the growth of granulation tissue in a wide array of wounds, including non-healing diabetic foot ulcers (consistent with the results of Cardium’s Matrix clinical study), as well as pressure ulcers, venous ulcers, and Mohs surgical wounds. In certain cases, rapid granulation tissue growth and wound closure have been achieved with Excellagen following unsuccessful treatment with other advanced wound care approaches. From a dermatology perspective, a previously unexplored vertical market, remarkable healing responses have been observed following Mohs surgery for patients diagnosed with squamous and basal cell carcinomas, including deep surgical wounds extending to the periosteum (a membrane that lines the outer surface of bones). Additionally, because of the easy-use, and platelet activating capacity, physicians have been employing Excellagen in severe non-healing wounds at near-amputation status, in combination with autologous platelet-rich plasma therapy and collagen sheet products. These case studies and positive physician feedback provide additional information regarding the diverse potential uses of Excellagen and support its medical utility as an important new tool to help promote the wound healing process. Excellagen case studies are available at http://www.excellagen.com/surgical-wounds.html.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s newly-acquired To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there can be no assurance that this or other distribution agreements will effectively expand access or lead to increased adoption by medical providers; that Academy Medical or other distributors will effectively provide education and training on the use of Excellagen or that it will be useful and used in non-healing venous, pressure and diabetic ulcers, limb salvage, and post-Mohs skin cancer surgery; that potential strategic partnerships will be successfully established; that results or trends observed in a clinical study or follow-on case studies will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena®, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.

To Go Brands® is a trademark of To Go Brands, Inc.

Other trademarks belong to their respective owners.